                                                                  Exhibit 9.1(g)

                                 AMENDMENT NO. 6
                            TO VOTING TRUST AGREEMENT

            Amendment No. 6 dated as of May 20, 1997 (the "Amendment"), to the Voting Trust Agreement, dated as of July 1, 1991, as amended (the "Voting Trust Agreement"), by and between Richard Young, Sharon Conroy and Vincent Young, as Trustee under the Agreement of Trust (the "Family Trust Agreement") dated December 31, 1990, and Vincent Young and Richard Young, as trustees (the "Trustees").

            WHEREAS, Vincent Young, as Trustee under the Family Trust Agreement, has distributed (a) to Adam Allan, from the separate trust fund for the benefit of Adam Allan created pursuant to the Family Trust Agreement, 12,772 shares of Class B Common Stock, $.001 par value ("Common Stock"), of Young Broadcasting Inc., a Delaware corporation, and (b) to Scott I. Fulmer, from the separate trust fund for the benefit of Scott I. Fulmer created pursuant to the Family Trust Agreement, 9,397 shares of Common Stock;

            WHEREAS, Richard Young desires to transfer 6,750 shares of Common Stock deposited by him and held pursuant to the Voting Trust Agreement, and Sharon Conroy desires to transfer 6,750 shares of Common Stock deposited by her and held pursuant to the Voting Trust Agreement; and

            WHEREAS, the Trustees desire to amend Exhibit A to the Voting Trust Agreement to reflect such distributions and transfers and the removal of such shares (the "Shares") from the voting trust created by the Voting Trust Agreement.
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            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

            1. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Voting Trust Agreement.

            2. The Voting Trust Agreement is hereby amended by amending Exhibit A thereto to give the effect to the removal of the Shares from the voting trust created by the Voting Trust Agreement.

            3. A copy of Exhibit A, as so amended, is attached hereto and made a part hereof.


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

            4. Except as amended hereby, the Voting Trust Agreement shall remain in full force and effect. The Trustees shall give notice of this Amendment to the registered owners of Trust Certificates.

            IN WITNESS WHEREOF, the Trustees have executed this Amendment as of the date and year first above written.


                                                /s/ Vincent Young
                                                ----------------------------
                                                Vincent Young, as Trustee


                                                /s/ Richard Young
                                                ----------------------------
                                                Richard Young, as Trustee

            The undersigned, being collectively the registered owners of Trust Certificates representing a majority of the aggregate number of shares represented by all outstanding Trust Certificates, hereby consent to the foregoing Amendment No. 6 to the Voting Trust Agreement as of the date first above written.


                                                /s/ Vincent Young
                                                ----------------------------
                                                Vincent Young, as Trustee
                                                under the Agreement of
                                                Trust dated December 31,
                                                1990


                                                /s/ Richard Young
                                                ----------------------------
                                                Richard Young


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                                    Exhibit A

Name of Stockholder                                            Number of Shares
-------------------                                            ----------------

Sharon Conroy                                                       18,070
Richard Young                                                       24,042
Vincent Young, as Trustee under                                      4,522
  the Agreement of Trust dated
  December 31, 1990 F/B/O Rachel Young
Vincent Young, as Trustee under                                      4,522
  the Agreement of Trust dated
  December 31, 1990 F/B/O Kinley Young
Vincent Young, as Trustee under                                      4,522
  the Agreement of Trust dated
  December 31, 1990 F/B/O Alexander Young
Vincent Young, as Trustee under                                      4,522
  the Agreement of Trust dated
  December 31, 1990 F/B/O Tyler Young
Vincent Young, as Trustee under                                     15,172
  the Agreement of Trust dated
  December 31, 1990 F/B/O Thomas T. Allan
Vincent Young, as Trustee under                                      4,775
  the Agreement of Trust dated
  December 31, 1990 F/B/O Scott I. Fulmer
Vincent Young, as Trustee under                                      7,100
  the Agreement of Trust dated
  December 31, 1990 F/B/O Margaret Young
Vincent Young, as Trustee under                                      7,100
  the Agreement of Trust dated
  December 31, 1990 F/B/O Kelly Young
                                                                    94,347
                                                                    ======


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